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EXHIBIT 5.1
OPINION OF SOLOMON WARD SEIDENWURM & SMITH, LLP

                [LETTERHEAD SOLOMON WARD SEIDENWURM & SMITH, LLP]

January 17, 1997

Biomerica, Inc.
1522 Monrovia Avenue
Newport Beach, California 92663

Gentlemen:

At your request we have examined the registration statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 333,333 shares (the "Shares") of Common Stock, $.08 par value per share, of Biomerica, Inc. (the "Company") held by certain entities named in the Registration Statement.

In our capacity as counsel, in connection with this opinion, we have examined originals, or copies identified to our satisfaction as being true copies, of such corporate documents or records of the Company as we have considered necessary or appropriate for the opinions hereinafter expressed.

We have assumed for the purposes of this opinion that the signatures on documents and instruments examined by us as originals are genuine, and that all documents submitted to us as copies conform with the originals, which facts we have not independently verified.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the qualifications, limitations, assumptions and exceptions set forth below, we are of the opinion that, as of the date hereof, the Shares are validly issued, fully paid and non-assessable securities of the Company.

The opinions expressed herein are subject to the following qualifications, limitations, assumptions and exceptions:

                  (a) The effect of any further amendment, alteration or adoption of any law, statute, rule, regulation or ordinance, or of any future judicial interpretation thereof, or of any future amendment or alteration of the Company's Articles of Incorporation, the Company's Bylaws, or any other applicable contract, agreement, instrument, judgment or decree.

                  (b) The effect of Section 1670.5 of the California Civil Code or any other California law, federal law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which


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Biomerica, Inc.
January 17, 1997
Page 2

the court finds to have been unconscionable at the time it was made or contrary to public policy.

             (c) We express no opinion as to the past, present or future value of any of the capital stock of the Company.

             (d) We express no opinion as to the Company's compliance or noncompliance with applicable federal or state antifraud statutes, rules and regulations concerning the sale of securities.

Our opinion is limited in all respects to the effect on the subject transaction of the substantive law of the State of Delaware, as currently in effect. Special rulings of authorities administering such laws have not been sought or obtained. We assume no responsibility as to the applicability or effect on the subject transaction of the laws of any other jurisdiction.

Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters related to the Company.

This opinion is rendered to you solely in connection with the filing of the Registration Statement with the Securities and Exchange Commission by the Company and without our prior written consent may not be (a) relied upon by you for any other purpose, (b) relied upon by any other person or entity for any other purpose, or (c) copied, reproduced, quoted, referred to, disseminated or made available to any other person or entity or in any other document, report or financial statement. We disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which might alter, affect or modify the opinion expressed herein.

We consent to your filing this opinion as an exhibit to the Registration Statement.

Sincerely,

SOLOMON WARD SEIDENWURM & SMITH, LLP

By:/S/ Richard L. Seidenwurm
   ----------------------------------
   Richard L. Seidenwurm

RLS/kap